Exhibit 99.1

Lottery.com Receives Expected Notice from Nasdaq

Related to Delayed Filing of Quarterly Report on Form 10-Q

Austin, Texas August 22, 2022 -- As previously disclosed in the Lottery.com Inc. (the “Company”) Notification of Late Filing on Form 12b-25, filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2022, the Company has not yet finalized its reviews of its financial statements or its assessment of the impact of the findings of the ongoing review of the Company’s internal accounting controls on its historical financial statements or for the financial statements for the quarter ended June 30, 2022, and is therefore unable to file its Quarterly Report on Form 10-Q for the period ended June 30, 2022 (the “Form 10-Q”) on a timely basis. The Company is working toward filing the Form 10-Q as soon as practicable, but was unable to file it by the prescribed due date.

On August 17, 2022, the Company received a notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of not having timely filed the Form 10-Q with the SEC, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires timely filing of all required periodic financial reports with the SEC.

Additionally, the Notice indicated that under the Nasdaq Listing Rules, a company normally has 60 calendar days to submit a plan to regain compliance, but that the Nasdaq staff has determined to shorten the deadline for the Company to submit its plan to August 31, 2022, pursuant to the staff’s discretionary authority set forth in Nasdaq Listing Rule 5101.

The Company can regain compliance with Nasdaq’s Listing Rules at any time prior to August 31, 2022 by filing the Form 10-Q. If the Company fails to file the Form 10-Q by such date, the Company may submit a plan to regain compliance with the Listing Rule prior to such date and, following receipt of such plan, Nasdaq may grant, at its sole discretion, an extension of 180 calendar days from the Form 10-Q due date or February 13, 2023, for the Company to regain compliance.

While the Company can provide no assurances as to timing, the Company plans to file the Form 10-Q as soon as practicably possible to regain compliance with the Listing Rule.

The Company has also received, and intends to cooperate with, two letters from Nasdaq, requesting certain information relating to matters disclosed in our Current Reports on Form 8-K filed with the SEC on July 6, 2022, July 15, 2022, July 22, 2022 and July 29, 2022.

About Lottery.com

The Company has operated as a technology company that sought to transform how, where and when lottery was played and additionally provided compelling, real-time results on more than 800 lottery games from more than 40 countries. Effective July 28, 2022, the Board of Directors of the Company determined that the Company does not currently have sufficient financial resources to fund its operations or pay certain existing obligations, including its payroll and related obligations. Accordingly, the Company furloughed the majority of its employees effective July 29, 2022, and as a result, ceased material operations as of such date. For more information on the Company, visit http://www.lottery.com and for the Company’s filings with the SEC, visit https://ir.lottery.com/financials-filings/sec-filings.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding the Company’s strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “initiatives,” “continue,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. In addition, the Company cautions you that the forward-looking statements contained in this press release are subject to risks and uncertainties, including but not limited to, any future findings from ongoing review of the Company’s internal accounting controls, additional examination of the preliminary conclusions of such review, the Company’s ability to secure additional capital resources, the Company’s ability to continue as a going concern, the Company’s ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, the Company’s ability to regain compliance with Nasdaq Listing Rules, the Company’s ability to become current with its SEC reports, and those additional risks and uncertainties discussed under the heading “Risk Factors” in the Form 10-K filed by the Company with the SEC on April 1, 2022, and the other documents filed, or to be filed, by the Company with the SEC. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that the Company has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

Lottery.com Contact:

ir@lottery.com